Exhibit 99.1

ANCESTRY.COM INC. REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS
— Ancestry.com Subscriber Growth of 24% Year-Over-Year —
—Total Revenues Up 30% Year-Over-Year —
PROVO, Utah, October 26, 2011 — Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today reported financial results for the quarter ended September 30, 2011.
“Our third quarter financial performance featured solid growth in revenue and profitability that was in line with our expectations. We also continued to see strong subscriber engagement with our content, as measured by increasing ’discoveries’ and accepted hints, both of which we believe validate the investments we are making in the core product,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “We believe we are in the early days of creating a category that has the potential to be significantly larger than it is today. We are busy preparing new initiatives that we expect will further enrich the Ancestry.com experience, broaden our appeal and enable us to seize the long-term growth potential of the business.”
Ancestry.com Web Sites Highlights
•	Subscribers totaled 1,701,000 as of September 30, 2011, growth of 24% from the end of the third quarter of 2010 and 2% since the end of the second quarter of 2011.
•	Gross subscriber additions were 274,000 in the third quarter of 2011, compared to 252,000 in the third quarter of 2010 and 322,000 in the second quarter of 2011.
•	Monthly churn[1] was 4.2% in the third quarter of 2011, compared to 4.0% in the third quarter of 2010 and 4.6% in the second quarter of 2011.
•	Subscriber acquisition cost[2] in the third quarter of 2011 was $93.64, compared to $81.58 in the third quarter of 2010 and $81.23 in the second quarter of 2011.
•	Average monthly revenue per subscriber[3] in the third quarter of 2011 was $18.68, compared to $17.75 in the third quarter of 2010 and $18.88 in the second quarter of 2011.
Third Quarter 2011 Financial Highlights
•	Total revenues for the third quarter of 2011 were $103.1 million, an increase of 30.0% over $79.3 million in the third quarter of 2010, driven by growth in our core Ancestry.com Web sites revenues of 32.1%.
•	Operating income for the third quarter of 2011 was $27.2 million, compared to $19.3 million in the third quarter of 2010.
•	Net income was $19.1 million, or $0.40 per fully diluted share, for the third quarter of 2011 compared to $11.8 million, or $0.24 per fully diluted share, in the third quarter of 2010.
•	Adjusted EBITDA[4] for the third quarter of 2011 was $40.1 million, compared to $29.0 million in the third quarter of 2010. Adjusted EBITDA margin for the third quarter of 2011 was 38.9%, compared to 36.6% in the third quarter of 2010.
•	Free cash flow[5] totaled $30.6 million for the third quarter of 2011 compared to $20.1 million for the third quarter of 2010.
•	Cash and cash equivalents totaled $46.9 million as of September 30, 2011.

[1]	Monthly churn is a measure representing the number of subscribers that cancel in the quarter divided by the sum of beginning subscribers and gross subscriber additions during the quarter. To arrive at monthly churn, the results are divided by three.

[2]	Subscriber acquisition cost is external marketing and advertising expense, divided by gross subscriber additions in the quarter.

[3]	Average monthly revenue per subscriber is total subscription revenues earned in the quarter from subscriptions to the Ancestry.com Web sites divided by the average number of subscribers in the quarter, divided by three. The average number of subscribers for the quarter is calculated by taking the average of the beginning and ending number of subscribers for the quarter.

[4]	Adjusted EBITDA is defined as net income (loss) plus net interest and other (income) expense; income tax expense; and non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense.

Recent Business Highlights
•	Launched 61 content collections during the quarter with records from 9 countries. Collections of note include:
•	California Voter Registers, 1866-1898, with over 3.6 million records;

•	U.S. School Yearbooks, 100 million records added to the yearbook collection;

•	The Sons of the American Revolution Membership Applications, 1889-1970;

•	The 1930 Mexico National Census, the most comprehensive publicly available Mexican census;

•	Our largest ever Irish collection with over 25 million vital records, including civil registration, baptism, marriage and burial records; and

•	German World War I casualty lists from 1914-1917, encompassing more than 5.2 million records.
•	Ancestry.com has reached an agreement with the Landesarchiv Berlin (State Archives in Berlin) to digitize a collection of German vital records. This is part of a program to aggregate German records from 1875 to 1920, an important period in German history and a time of significant immigration to the United States.
•	In August, Ancestry.com was the first entity to formally place an order for the 1940 Census images with the National Archives and Records Administration. When complete, more than 3.8 million original document images containing 130 million-plus records should be available to search by more than 45 fields, including name, gender, race, street address, county and state, and parents’ places of birth. It is expected to be Ancestry.com’s most comprehensively indexed set of historical records to date.
•	Launched Family Tree Maker (FTM) 2012 with TreeSyncTM, which enables users to easily bring their desktop trees online to share with invited guests, engage with the broader community and continue their research from wherever they are. Bringing these incremental trees online will also benefit the overall Ancestry community by allowing additional collaboration using data previously stored only on individual desktops.
•	Released a beta version of the Ancestry Content Publisher platform, which provides a suite of free tools that enables small- to mid-size archives — such as libraries and genealogical societies — to preserve their historical documents online while providing digital access to the materials in their collections to their users and Ancestry.com subscribers.
Business Outlook
The Company’s financial and operating expectations for the fourth quarter and full year 2011 are as follows:
Fourth Quarter 2011
•	Revenues in the range of $103.0 to $105.0 million
•	Adjusted EBITDA in the range of $39.0 to $41.0 million
•	Ending subscribers of approximately 1,685,000 to 1,695,000

[5]	Free cash flow subtracts from adjusted EBITDA capitalization of content database costs, purchases of property and equipment and cash paid for income taxes and interest.

Full Year 2011
•	Revenues in the range of $398.5 to $400.5 million (as compared to the previously expected range of $398.0 to $402.0 million)
•	Adjusted EBITDA in the range of $143.0 to $145.0 million (as compared to the previously expected range of $140.0 to $144.0 million)
•	Ending subscribers of approximately 1,685,000 to 1,695,000 (as compared to the previously expected range of 1,710,000 to 1,730,000)
Conference Call & Webcast
Ancestry.com will host a conference call with analysts and investors today at 3:00 p.m. MT (5:00 p.m. ET). An accompanying slide presentation and a live webcast of the conference call will be available at the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/. Participants can also access the conference call by dialing 877-718-5104 (within the United States), or 719-325-4744 (international callers) approximately ten minutes prior to the start time.
The webcast replay will also be available for 12 months on the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/, under Events and Presentations.
Use of Non-GAAP Measures
Management believes that adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income for such things as interest, taxes, stock-based compensation expense and certain non-cash and non-recurring items. Free cash flow subtracts from adjusted EBITDA the capitalization of content database costs, purchases of property and equipment and cash paid for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to net income, the most directly comparable GAAP measure, is contained in tabular form on the attached unaudited financial statements.
Our management uses adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance. We also use adjusted EBITDA and have used free cash flow as factors when determining the incentive compensation pool.
About Ancestry.com
Ancestry.com Inc. (Nasdaq:ACOM) is the world’s largest online family history resource, with approximately 1.7 million paying subscribers. More than 7 billion records have been added to the site in the past 15 years. Ancestry users have created more than 28 million family trees containing over 2.8 billion profiles. In addition to its flagship site www.ancestry.com, Ancestry.com offers localized Web sites designed for nine countries that empower people to discover, preserve and share their family history.

Forward-looking Statements
This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “designed,” “expect,” “intend,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “will” or the negative of these terms or other comparable terminology. These statements include statements describing our activities to enhance subscribers’ experience, our activities to promote and enhance our products, our business outlook, the size of market, our success in investing in our business, including investments we are making in our core product, our ability to profit from new initiatives, our intent to acquire content, our leadership position and our opportunities and prospects for growth, including growth in revenues, adjusted EBITDA, number of subscribers. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include our continued ability to attract and retain subscribers; our continued ability to acquire content and make it available online; difficulties encountered in integrating acquired businesses and retaining customers; failure of our products to meet customer demands or expectations; the adverse impact of competitive product announcements or launches; our inability to develop and refine new and existing products; failure of subsequent seasons of Who Do You Think You Are? to yield results comparable to prior seasons; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the inability to attract and retain key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation.
Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and in discussions in other of our SEC filings.
These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Ancestry.com Inc.
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,896	$65,519
Restricted cash	1,734	2,476
Accounts receivable, net	6,471	6,990
Income tax receivable	13,415	8,094
Deferred income taxes	4,473	3,873
Prepaid expenses and other current assets	10,791	9,243

Total current assets	83,780	96,195
Property and equipment, net	20,455	21,252
Content database costs, net	73,206	65,418
Intangible assets, net	21,438	34,281
Goodwill	302,529	303,374
Other assets	2,213	1,666

Total assets	$503,621	$522,186

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,210	$9,451
Accrued expenses	38,008	36,978
Deferred revenues	112,478	89,301

Total current liabilities	155,696	135,730
Deferred income taxes	18,329	20,571
Other long-term liabilities	3,315	2,018

Total liabilities	177,340	158,319
Commitments and contingencies
Stockholders’ equity:
Common stock	48	45
Additional paid-in capital	371,797	328,957
Treasury stock	(125,000)	—
Accumulated other comprehensive income	635	643
Retained earnings	78,801	34,222

Total stockholders’ equity	326,281	363,867

Total liabilities and stockholders’ equity	$503,621	$522,186

Ancestry.com Inc.
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(unaudited)		(unaudited)
Revenues:
Subscription revenues	$98,093	$74,239	$279,983	$204,343
Product and other revenues	5,008	5,076	15,454	13,853

Total revenues	103,101	79,315	295,437	218,196
Costs of revenues:
Cost of subscription revenues	15,292	11,267	43,290	33,996
Cost of product and other revenues	1,558	1,155	5,227	3,929

Total cost of revenues	16,850	12,422	48,517	37,925

Gross profit	86,251	66,893	246,920	180,271
Operating expenses:
Technology and development	14,773	10,528	42,683	30,447
Marketing and advertising	30,266	24,125	94,324	71,061
General and administrative	9,753	9,141	29,221	24,915
Amortization of acquired intangible assets	4,304	3,791	12,871	11,149

Total operating expenses	59,096	47,585	179,099	137,572

Income from operations	27,155	19,308	67,821	42,699
Interest and other income (expense), net	(393)	(1,585)	(929)	(4,158)

Income before income taxes	26,762	17,723	66,892	38,541
Income tax expense	(7,711)	(5,914)	(22,313)	(14,247)

Net income	$19,051	$11,809	$44,579	$24,294

Net income per common share
Basic	$0.43	$0.27	$0.99	$0.56

Diluted	$0.40	$0.24	$0.90	$0.50

Weighted average common shares outstanding
Basic	44,670	43,984	45,209	43,075

Diluted	48,173	48,774	49,436	48,186

Reconciliation of adjusted EBITDA and free cash flow to net income:
Net income	$19,051	$11,809	$44,579	$24,294
Interest and other expense, net	393	1,585	929	4,158
Income tax expense	7,711	5,914	22,313	14,247
Depreciation	3,341	2,751	9,793	8,355
Amortization	6,681	5,691	19,663	16,713
Stock-based compensation expense	2,942	1,275	6,868	3,541

Adjusted EBITDA	$40,119	$29,025	$104,145	$71,308

Capitalization of content database costs	(4,673)	(3,393)	(14,624)	(8,534)
Purchases of property and equipment	(4,573)	(4,269)	(8,991)	(7,897)
Cash paid for interest	(107)	(1,051)	(333)	(2,528)
Cash paid for income taxes	(126)	(164)	(3,683)	(6,345)

Free cash flow	$30,640	$20,148	$76,514	$46,004

Ancestry.com Inc.
Other Data

	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Total subscribers	1,701,322	1,672,319	1,615,169	1,394,910	1,376,974
Gross subscriber additions	273,979	321,687	424,531	202,509	251,738
Monthly churn	4.2%	4.6%	3.7%	3.9%	4.0%
Subscriber acquisition cost	$93.64	$81.23	$69.56	$96.87	$81.58
Average monthly revenue per subscriber	$18.68	$18.88	$18.05	$17.78	$17.75

For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Deborah Crawford	Heather Erickson
(801) 705-7942	(801) 705-7104
dcrawford@ancestry.com	herickson@ancestry.com